Exhibit 99.1

Owens & Minor, Inc. Signs Definitive Agreement to Acquire Rotech Healthcare Holdings, Inc. for $1.36 Billion in Cash

Strategy Articulated at Investor Day is Advanced by Strengthening Our Patient Direct’s Position as a Premier Growth Platform in Home-Based Care

Combined Capabilities Support Improved Service to Patients, Providers, and Payors

Adjusted EPS Neutral in First Full Year and Approximately $0.15 Accretion in Second Year

Company Reports Preliminary Second Quarter Results and Reaffirms 2024 Full Year Guidance in Separate Press Release

RICHMOND, Va. —(BUSINESS WIRE) — July 23, 2024— Owens & Minor, Inc. (“Owens & Minor”) (NYSE: OMI), today announced that it has entered into a definitive agreement to acquire Rotech Healthcare Holdings, Inc. (“Rotech”), a privately held home based care business headquartered in Orlando, Florida, for $1.36 billion in cash. Given anticipated tax benefits of approximately $40 million from the transaction, the net purchase price is approximately $1.32 billion, which represents approximately a 6.3x multiple of LTM EBITDA, excluding synergies.

Rotech is a national leader in providing home medical equipment in the United States. The company has over 4,200 employees and provides products and services in 46 states through approximately 325 operating locations. Rotech generated approximately $750 million of revenue and an EBITDA margin of nearly 30% in 2023.

“Rotech squarely fits into our existing Patient Direct segment and directly aligns with the strategy we outlined last December during our Investor Day, supporting our expansion in the very large and fast-growing home-based care space. We are excited to acquire a high-quality company like Rotech, an opportunity that doesn’t come along very often, and I look forward to welcoming the Rotech teammates into the Owens & Minor family,” said Edward A. Pesicka, President & Chief Executive Officer of Owens & Minor.

Pesicka added, “This transaction highlights our disciplined approach toward inorganic growth, with a focus on strategic fit, value creation for shareholders, prudent capital allocation and most importantly, providing improved service and experience to patients, providers, and payors. Furthermore, we are committed to deleveraging the balance sheet to below 3.0x in approximately 24 months after closing.”

“The team and I look forward to being part of Owens & Minor due to their commitment to providing best-in-class products and services to patients in their homes. Owens & Minor is a natural home for the Rotech team, and we believe the combination will benefit patients, providers, payors, and employees,” said Robin Menchen, President & Chief Executive Officer of Rotech.

Strategic Rationale

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Strengthens Patient Direct product offerings through expansion across a complementary portfolio including Respiratory, Sleep Apnea, Diabetes, Wound Care, and provides access to the Durable Medical Equipment (DME) market.

•	Supports combined customer base allowing Owens & Minor to better serve providers and payors across an integrated national network.

•

Enables Owens & Minor to more comprehensively serve patients through the combined suite of complementary product offerings and improved service for patients with chronic conditions in large and fragmented markets.

•

Provides significant synergy opportunity of approximately $50 million by the end of year three, with further upside potential, as well as prospect for additional revenue synergies in both the near and long term.

•	Accelerates the growth path for the Patient Direct segment as outlined at the December 2023 Investor Day to achieve $5 billion in revenue by 2028.

Transaction Details

Under the terms of the agreement, which was unanimously approved by the Board of Directors of each company, Owens & Minor will acquire Rotech for $1.36 billion in an all-cash transaction. Given anticipated tax benefits of approximately $40 million from the transaction, the net purchase price is approximately $1.32 billion. Owens & Minor has fully committed financing in place and expects to use a combination of cash and incremental borrowings to fund the purchase price. At closing, Owens & Minor is expected to have book leverage of approximately 4.2x and expects to de-lever below 3.0x book leverage in approximately 24 months of closing.

The transaction is subject to customary closing conditions, including the Hart Scott Rodino Act, and is expected to close by the end of 2024.

Advisors

Citi acted as exclusive financial advisor to Owens & Minor in connection with this acquisition. Owens & Minor’s legal advisor is Kirkland & Ellis LLP.

Jefferies LLC acted as exclusive financial advisor to Rotech in connection with the acquisition. Rotech’s legal advisor is Paul, Weiss, Rifkind, Wharton & Garrison LLP.

Conference Call Information

Owens & Minor will host a conference call at 8:30 a.m. EDT today to discuss the transaction. Participants may access the call at 877-407-8037. The international dial-in number is 1-201-689-8037. A webcast of the event will be available at investors.owens-minor.com/events-and-presentations/. A replay of the webcast can be accessed following the presentation at the link provided above.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC’s Fair Disclosure Regulation. This release contains certain ‘‘forward-looking’’ statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include, but are not limited to, the statements in this release regarding the proposed transaction and opportunities related thereto, Owens & Minor’s expectations with respect to its financial performance and expectations of its business. Forward-looking statements involve known and unknown risks and uncertainties that may cause Owens & Minor’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements, including the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement relating to the proposed transaction; risks related to disruption of management’s attention from Owens & Minor’s ongoing business operations due to the proposed transaction; the effect of the announcement of the proposed transaction on Owens & Minor’s or Rotech’s relationships with its customers, suppliers and other third parties, as well as it operating results and business generally; the risk that the proposed transaction will not be consummated in a timely manner; exceeding the expected costs of the transaction; and the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected and the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause Owens & Minor’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor cannot give any assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Owens & Minor

Owens & Minor, Inc. (NYSE: OMI) is a Fortune 500 global healthcare solutions company providing essential products and services that support care from the hospital to the home. For over 100 years, Owens & Minor and its affiliated brands, Apria®, Byram® and HALYARD*, have helped to make each day better for the patients, providers, and communities we serve. Powered by more than 20,000 teammates worldwide, Owens & Minor delivers comfort and confidence behind the scenes so healthcare stays at the forefront. Owens & Minor exists because every day, everywhere, Life Takes Care™. For more information about Owens & Minor and our affiliated brands, visit owens-minor.com or follow us on LinkedIn and Instagram.

*Registered Trademark or Trademark of O&M Halyard or its affiliates.

About Rotech

Rotech is one of the largest providers of home medical equipment and related products and services (collectively referred to as “HME products and services”) in the United States, with a comprehensive offering of oxygen, other respiratory therapy equipment, wound care equipment and supplies, and diabetes devices and supplies. The Company provides HME products and services in 46 states through approximately 325 operating locations.

Investor Contact for Owens & Minor:

Alpha IR Group

Jackie Marcus or Nick Teves

OMI@alpha-ir.com

Jonathan Leon

Interim CFO, SVP Finance & Treasurer

Investor.Relations@owens-minor.com

Media Contact for Owens & Minor:

Stacy Law

media@owens-minor.com